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                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT



         STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 1, 2003, by and between Plains Resources Inc., a Delaware corporation (the "COMPANY"), and EnCap Investments L.L.C., a Delaware limited liability company (the "ENCAP").

         WHEREAS, the Company desires to repurchase 400,000 shares (the "SHARES") of its common stock, par value $.10 per share (the "COMMON STOCK") at a price of $10.00 per share from certain entities controlled by EnCap (collectively, the "ENCAP AFFILIATES") under the terms and conditions set forth herein, and to cancel and retire the Shares after such repurchase.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, agreements and covenants herein, the parties hereto hereby agree as follows:

     1.  Sale and Purchase.

         (a) On the Closing Date (as hereinafter defined), EnCap shall cause the EnCap Affiliates listed on Schedule I hereto to sell, assign and transfer to the Company the number of Shares set forth opposite such EnCap Affiliate's name on
Schedule I hereto free and clear of all security interests, pledges, mortgages, liens, charges, encumbrances, adverse claims, restrictions, or other burdens or encumbrances of any kind ("Encumbrances"), other than those restrictions arising from applicable federal and state securities laws.

         (b) At the Closing (as hereinafter defined), the Company shall pay to EnCap, on behalf of the EnCap Affiliates, as the purchase price of the Shares, $10.00 per share in cash multiplied by the number of Shares sold, assigned and transferred by the EnCap Affiliates, by wire transfer of immediately available funds to EnCap's bank account set forth on Schedule I.

         (c) At the Closing, EnCap shall cause the EnCap Affiliates to deliver to the Company a certificate or certificates representing such EnCap Affiliate's Shares registered in such EnCap Affiliate's name, together with a duly executed stock power endorsed to the Company with signatures guaranteed by a national bank or trust company or a member firm of the New York Stock Exchange or such other assignments or instruments of conveyance and transfer, in form and substance satisfactory to the Company and its counsel, as shall be effective to vest in the Company all of such EnCap Affiliate's right, title and interest in and to the Shares.

     2. Representations and Warranties of EnCap. EnCap represents and warrants to the Company that:

         (a) Each EnCap Affiliate is the sole record owner and is the beneficial owner of such EnCap Affiliate's Shares; other than EnCap, no person has a right to acquire or direct the disposition, or holds a proxy or other right to vote or direct the vote, of the Shares; and each EnCap Affiliate has good and valid title to the Shares, free and clear of any Encumbrances

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except restrictions arising from applicable federal and state securities laws.
Other than this Agreement, there is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of the Shares, any interest therein or any rights with respect thereto, or relates to the voting, disposition, exercise, conversion or control of the Shares, or (ii) obligates EnCap or any EnCap Affiliate to grant, offer or enter into any of the foregoing.

         (b) The sale by the EnCap Affiliates of the Shares and the delivery of the certificates representing the Shares to the Company against receipt of payment therefor pursuant hereto will transfer to the Company good and valid title to the Shares, free and clear of all Encumbrances except restrictions arising from applicable federal and state securities laws.

         (c) EnCap has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by EnCap, the performance by EnCap of its obligations hereunder, and the consummation by EnCap of the transactions contemplated hereby have been duly authorized by all requisite action on the part of EnCap and no other proceedings on the part of EnCap are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by EnCap and constitutes a legal, valid and binding obligation of EnCap enforceable against EnCap in accordance with its terms.

         (d) The execution, delivery and performance of this Agreement by EnCap does not and will not (a) violate or conflict with or result in a breach of any provision of the organizational documents of EnCap, (b) violate or conflict with any law or order, writ, judgment, injunction, decree, stipulation, determination, or award (a "GOVERNMENTAL ORDER") entered into by or with any federal, state, local, or any foreign government, governmental, regulatory, or administrative authority, agency or commission or any court (a "GOVERNMENTAL AUTHORITY") applicable to EnCap or any of its assets and properties, or (c) conflict with, result in any violation or breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any notice or consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, the triggering of any payment by, or the increase in other obligation of, EnCap or the creation of any Encumbrance on any assets or properties of EnCap pursuant to any material contract, license, permit, franchise or other instrument or arrangement to which EnCap is a party or by which it, or any of such assets or properties is bound or affected, except for, in the case of clauses (b) and (c), such conflicts, violations, breaches, defaults or other occurrences which would not (i) impair, in any material respect, the ability of EnCap to perform its obligations under this Agreement or
(ii) prevent or materially delay the consummation of any of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by EnCap do not and will not require any consent, waiver, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and (b) any other consent, approval, authorization, filing or notice the failure of which to make or obtain would not (i) impair, in any material respect, the ability of EnCap to perform its



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obligations under this Agreement, or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

         (e) EnCap has not entered into any agreement, arrangement or understanding with any person which will result in the obligation of the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement of the consummation of the transactions contemplated hereby.

     3. Representations and Warranties of the Company. The Company represents and warrants to EnCap, for itself and for the benefit of the EnCap Affiliates, that:

         (a) The Company has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement by the Company does not and will not (a) violate or conflict with or result in a breach of any provision of the organizational documents of the Company, (b) violate or conflict with any law or Governmental Order applicable to the Company or any of its assets and properties, or (c) conflict with, result in any violation or breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any notice or consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, the triggering of any payment by, or the increase in other obligation of, the Company or the creation of any Encumbrance on any assets or properties of the Company pursuant to any material contract, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which it, or any of its assets or properties is bound or affected, except for, in the case of clauses (b) and (c), such conflicts, violations, breaches, defaults or other occurrences which would not (i) impair, in any material respect, the ability of the Company to perform its obligations under this Agreement or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company do not and will not require any consent, waiver, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) the requirements of the Exchange Act, and (b) any other consent, approval, authorization, filing or notice the failure of which to make or obtain would not (i) impair, in any material respect, the ability of the Company to perform its obligations under this Agreement, or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

     4. Covenants. EnCap hereby covenants and agrees that neither it nor any EnCap Affiliate will enter into any transaction, take any action, or by inaction permit any event to occur,


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that would result in any of EnCap's representations or warranties herein contained not being true and correct as of (a) the time immediately after the occurrence of such transaction, action or event and (b) the Closing Date. The Company hereby covenants and agrees that it will not enter into any transaction, take any action, or by inaction permit any event to occur, that would result in any of the Company's representations or warranties herein contained not being true and correct as of (a) the time immediately after the occurrence of such transaction, action or event and (b) the Closing Date.

     5. Adjustments Upon Changes in Capitalization. In the event of any reorganization, recapitalization, split, merger, stock split, stock dividend, combination or exchange of shares, issuance of other securities in exchange for Common Stock or any other change in the outstanding securities of the Company that results in a change in the number and the kind of shares of Common Stock or securities convertible into Common Stock, the terms "Shares" shall be deemed to refer to and include the Shares as well as all such dividends and distributions, and EnCap shall cause the EnCap Affiliates to deliver the Shares and all such dividends and distributions to the Company at the Closing and the amount to be paid per share by the Company shall be adjusted so that the total amount to be paid by the Company hereunder remains unchanged.

     6. Closing; Conditions to Closing. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of the Company, 500 Dallas Street, Suite 700, Houston, Texas 77002, on the business day after satisfaction or waiver of the conditions set forth in this
Section 6. This Agreement shall terminate if the conditions set forth in this
Section 6 have not been satisfied or waived by April 11, 2003. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE." The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by the Company in writing: (a) each of the representations and warranties made by EnCap in this Agreement being true and correct as of the date hereof and the Closing; (b) EnCap has performed in all respects each and every covenant and agreement contained in this Agreement required to be performed by EnCap on or before the Closing; and (c) the Company and EnCap shall have obtained all approvals and consents necessary or required for the consummation of the transactions contemplated by this Agreement.

     7. Validity and Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be illegal, invalid or unenforceable and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.


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     9.  Expenses. Whether or not the transactions contemplated by this
Agreement are consummated, each of the parties hereto shall pay their respective fees and expenses incurred in connection herewith.

     10. Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto, with respect to the subject matter hereof.

     11. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by each of, or on behalf of each of, the parties. This Agreement may be amended or supplemented in writing by the parties hereto with respect to any of the terms contained in this Agreement.

     12. Assignment; Binding Effect. Neither party shall assign any of its respective rights, interests or obligations hereunder without the prior written consent of the other party, which consent may be granted or withheld in such other party's sole discretion. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13. Notices. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

     (a) To EnCap:

         EnCap Investments L.L.C.
         1100 Louisiana, Suite 3150
         Houston, Texas 77002
         Attention: Mr. Jason DeLorenzo

         with a copy to:

         Thompson & Knight LLP
         333 Clay St., Suite 3300
         Houston, TX 77002
         Telecopy: (713) 654-1871
         Attention: Timothy T. Samson

     (b) To the Company:

         Plains Resources Inc.
         500 Dallas Street, Suite 700
         Houston, Texas 77002
         Telecopy: (713) 654-1523
         Attention: Franklin R. Bay


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         with a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         300 West 6th Street, Suite 2100
         Austin, Texas  78701
         Telecopy: 512-703-1112
         Attention: Michael F. Meskill

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next day courier, postage prepaid, or
(iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

     14. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     15. Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing Date.

     16. Transactions. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing (a) by the mutual written consent of the Company and EnCap or (b) by either party if there has been a breach by the other party of any representation, warranty, covenant or agreement of such other party in this Agreement which could prevent or materially delay the consummation of the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

                                        PLAINS RESOURCES INC.



                                        By:
                                           --------------------------------
                                        Name:  Franklin R. Bay
                                        Title: Senior Vice President, Chief
                                               Legal Officer and Secretary


                                        ENCAP INVESTMENTS L.L.C



                                        By:
                                           --------------------------------
                                        Name:  D. Martin Phillips
                                        Title: Managing Director



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                                   SCHEDULE I
                                ENCAP AFFILIATES



             ENCAP AFFILIATE                    NUMBER OF SHARES           PURCHASE PRICE
             ---------------                    ----------------           --------------
   EnCap Energy Capital Fund III, L.P.              199,918                  $ 1,999,180

  EnCap Energy Capital Fund III-B, L.P.             151,169                  $ 1,511,690

       BOCP Energy Partners, L.P.                    48,913                  $   489,130

                                     TOTAL:         400,000                  $ 4,000,000